UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2006

CLEAR CHOICE FINANCIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-120428	33-1080880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, AZ 85282
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 820-9766

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01Completion of Acquisition or Disposition of Assets

This current Report on Form 8-K/A, amends the Current Report on Form 8-K/A filed on July 27, 2006 and provides the audited financial statements of the acquired company, Bay Capital Corp., (“Bay”) and certain pro forma financial information, amending Items 9.01(a) and (b) on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

In accordance with amendment #4 to the Stock Purchase Agreement, (“SPA”) the Company issued 300,000 shares of stock to the individuals Stewart Sachs and Benjamin Lyons. The said amendment is attached to this
8-K as exhibit 99.6.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Audited financial statements of Bay Capital Corp. as of and for the years ended December 31, 2005 and 2004.

(b) Unaudited Pro Forma Financial Information

The unaudited pro forma condensed consolidated statement of operations of Clear Choice Financial, Inc. for the twelve months ended June 30, 2005.

The unaudited pro forma condensed consolidated balance sheet and statement of operations of Clear Choice Financial, Inc. as of and for the nine months ended March 31, 2006.

(c) Exhibits

Exhibit Number:

99.1    Audited Financial statements of Bay Capital Corp. as of and for the twelve months ended December 31, 2004 and 2005, along with the related Independent Auditor’s Report.

99.2 Unaudited pro forma condensed financial statements of Clear Choice Financial, Inc. for the twelve months ended June 30, 2005 and the nine months ended March 31, 2006.

99.3 Amendment #1 to Stock Purchase Agreement

99.4 Amendment #2 to Stock Purchase Agreement

99.5	Amendment #3 to Stock Purchase Agreement

99.6	Amendment #4 to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 29, 2006	CLEAR CHOICE FINANCIAL, INC.

By: /s/ Darren R. Dierich
Darren R. Dierich
Chief Financial Officer